SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                   FORM 8-K

                            _______________________


                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): December 23, 2004


                             TRANS-LUX CORPORATION
                             ---------------------
            (Exact name of registrant as specified in its charter)


     Delaware                          1-2257                   13-1394750
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(State or other jurisdiction         (Commission              (I.R.S. Employer
        of incorporation)             File Number)          Identification No.)


                 110 Richards Avenue, Norwalk, CT  06856-5090
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              (Address of principal executive offices) (Zip Code)


      Registrant's telephone number, including area code:  (203) 853-4321


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        (Former name or former address, if changed since last report.)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below)

          { } Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

          { } Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240. 14a-12)

          { } Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

          { } Pre-commencement communications pursuant to Rule 13e-4c under the Exchange Act 17 CFR 240.13e-4c


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Item 1.01       Entry into a Material Definitive Agreement

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

    On December 23, 2004, the Registrant entered into an amended and restated senior debt financing whereby People's Bank became the sole lender under the loan agreement. The amended financing includes (1) a $10 million term loan, (2) a $6,150,000 non-revolving line of credit to finance purchases and/or redemptions of 50% of the Registrant's outstanding convertible subordinated notes due December 1, 2006, which converts to a five-year term loan on December 31, 2006, and (3) a revolver loan up to $5 million, based on an accounts receivable and inventory formula, none of which has been drawn at this time.

Item 9.         Financial Statements and Exhibits

                     (c) Exhibits

                         10(a) Amended and Restated Commercial Loan and Security
                               Agreement with People's Bank dated December 23, 2004.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                TRANS-LUX CORPORATION



                                                 By: /s/ Angela D. Toppi
                                                 -----------------------
                                                 Angela D. Toppi
                                                 Executive Vice President
                                                 and Chief Financial Officer


Date:  December 28, 2004